Exhibit  10.10

                          ARUBA WIRELESS NETWORKS, INC.
                            PREMIER RESELLER AGREEMENT
                           ---------------------------

PARTIES  TO  THE  AGREEMENTPARTIES  TO  THE  AGREEMENT
---------------------------

This Agreement (the "Agreement") is effective as of January 29, 2004, ("Effective Date") by and between Aruba Wireless Networks, Inc., a Delaware corporation having its principal place of business at 180 Great Oaks Blvd., San Jose, California 95119 ("Aruba"), and Network Installation Corporation, a Nevada corporation having its principal place of business at 18 Technology Drive, Irvine CA 92618 ("Reseller") (each, a "Party", collectively, the "Parties").

RECITALS
--------

Aruba is a developer and manufacturer of certain wireless area network systems and related products described further herein; and

Reseller wishes to be appointed as a nonexclusive marketer and distributor of certain Aruba products for resale in the territory specified herein, and Aruba is willing to make such appointment on the terms contained herein;

Aruba  and  Reseller  (the  "Parties")  hereby  agree  as  follows:

1.     DEFINITIONS
       -----------

"Aruba Support Services" means Aruba's Support Terms and Conditions, which Aruba provides directly to end users of the Products.

"End User" means a person or entity that purchases a product or products from Reseller solely for internal use rather than distribution or resale.

"End User License Agreement" means Aruba's software license agreement for the Software that is included with the Products.

"Intellectual Property Rights" means patent rights, copyright rights (including, but not limited to, rights in audiovisual works and moral rights), trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

"Price List" means the then-current published list price for the Product(s), the current list prices of which are set forth in Exhibit A.

"Products" means the hardware products ("Hardware") and the machine-executable object code version of software licensed by Aruba for use with the Hardware, including any microcode embedded in the Hardware and updates, modifications, enhancements, bug fixes and upgrades thereof ("Software") that are listed in Exhibit A, as may be amended from time to time by Aruba upon thirty (30) days prior written notice, that are made available by Aruba for purchase by Reseller hereunder. "Products" may also include Aruba Support Services and Aruba documentation if listed on Exhibit A.

"Purchase Order" shall mean Reseller's written or electronic form of purchase order pursuant to which Reseller shall request purchase of Products from Aruba hereunder. Aruba agrees that Reseller may for purposes of administrative convenience use Reseller's standard form of purchase order, which may contain pre-printed or other written terms and conditions. The Parties understand that such terms and conditions shall have no effect whatsoever.

"Sale", "Sales", "Sell", "Sold", or "Selling" shall mean (a) with respect to Products, excluding any and all Software, any sale to any third party, with or without consideration paid to Reseller; or (b) with respect to Software, any transfer of the Software which shall be solely and exclusively pursuant to the then-current End User License Agreement included with the Software, with or without consideration paid to Reseller.

"Specifications" shall mean Aruba's published functional specifications for the Products as exist as of the Effective Date and as may be modified by Aruba from time to time.

 "Territory"  shall  mean  the  geographic  territory  set  forth  in Exhibit A.

2.     TERM  AND  TERMINATION
       ----------------------

9.ZZMPTABHOLDERTERM  AND TERMINATION.2.1     TERM.  Unless terminated earlier as
provided herein, this Agreement shall have a term extending one year from the Effective Date of the agreement.

2.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement for cause if the other Party materially breaches this Agreement and fails to cure such breach following thirty (30) days' written notice. Either Party may immediately terminate this Agreement for cause if: (a) the other Party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (b) the other Party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing. Aruba may immediately terminate this Agreement for cause if:
(a) Reseller is acquired by or merges with a third party or there is a change in control of Reseller, or (b) Reseller fails to meet or exceed the minimum purchase requirements as set forth in Exhibit A.

2.3 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement at any time with or without cause upon ninety (90) days' written notice.

2.4 EFFECT OF TERMINATION OR EXPIRATION. In the event of termination or expiration of this Agreement, Reseller shall immediately return to Aruba all Confidential Information pursuant to Section 4, retaining only sufficient material to fulfill remaining orders and to service the installed base of End Users as mutually agreed upon by Aruba and Reseller. Reseller shall also immediately pay to Aruba all amounts then owed to Aruba (subject to Aruba's submission of invoices for any un-invoiced amounts), Aruba reserves the right to cease all further deliveries due against existing orders unless Reseller agrees to pay for such deliveries by certified or cashier's check prior to shipment, and each Party shall further have all rights available to such Party in law and equity. Notwithstanding the foregoing, unless this Agreement is terminated by Aruba pursuant to Section 2.2, Reseller shall have the right to continue to distribute Products that are then in Reseller's inventory for a period of three
(3) months. Aruba shall have the right, in its sole discretion, to re-purchase any Products that Reseller has in its inventory on the date of termination or expiration of this Agreement at the same price that Reseller purchased such Products from Aruba. Neither Party shall incur any liability whatsoever for any damage, loss or expense of any kind suffered or incurred by the other arising from or incident to any termination or expiration of this Agreement which complies with the terms of this Agreement. All rights and licenses of Reseller hereunder shall terminate except that Reseller may continue to distribute, in accordance with normal business practices and the terms of this Agreement, Products shipped to it by Aruba prior to the date of termination or expiration.

3.     LIMITED  APPOINTMENT
       --------------------

3.1 APPOINTMENT. Subject to the terms of this Agreement, Aruba authorizes Reseller to distribute, on a non-exclusive basis, the Products to End Users located and taking delivery within the Territory and only as packaged by Aruba with the shrink-wrap End User License Agreement intact and with no portion of the package obscured. Nothing in this Agreement shall be construed as limiting in any manner Aruba's marketing or distribution activities or its appointment of other dealers, distributors, licensees or agents.

3.2 RELATIONSHIP. Reseller is an independent contractor of Aruba under this Agreement. All financial obligations associated with Reseller's business are the responsibility of Reseller. All Sales and other agreements between Reseller and its End Users are Reseller's exclusive responsibility. Reseller will be solely responsible for, and will indemnify to hold Aruba free and harmless from, any and all claims, damages or lawsuits arising out of the acts, omissions, failure to act or misrepresentations of Reseller, its employees, servants, agents, or any of them.

3.3 DUTIES OF RESELLER. Reseller certifies that it is purchasing the Hardware primarily for resale to, and licensing the Software primarily for licensing to End Users. Reseller shall:

A. provide Aruba with monthly nonbinding good-faith forecasts of its anticipated requirements and shipping dates for the three (3) month period following each forecast (or, if shorter, the remaining term of this Agreement);

B. engage in advertising and/or Sales promotion activities solely in the Territory, designate the Products by their correct name and identify them as the Products of Aruba being marketed by Reseller as an independent agent;

C. maintain places of business as necessary to provide good customer service and marketing coverage in the Territory, and maintain a qualified sales organization which will call on End Users and qualified potential customers in the Territory;

D. not engage in any deceptive, misleading, illegal or unethical business practice;

E. distribute the Software for use solely in conjunction with and as embedded in the Products (and not on a "stand-alone" basis) and solely in accordance with the then-current End User License Agreement included with the Software, and assist Aruba to enforce the terms of such End User License Agreement;

F. submit to Aruba a monthly report on the success of Aruba's products at Reseller. Additionally, Reseller will attempt to forecast the demand for Aruba's products on a monthly basis;

G.     make  no  warranties  on  behalf  of  Aruba;

H. report to Aruba any reported Product defects (including safety problems) in such detail as to make it possible for Aruba to duplicate such defects in an effort to correct them;

I. comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and not to export or re-export, or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations; Reseller shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of the Products to any location in compliance with all applicable laws and regulations prior to delivery thereof by Aruba;

J. accept returns of software Products (when the shrink-wrap for the End User License Agreement is not broken) in accordance with the procedure specified in the shrink-wrapped package;

K. comply with law and to obtain any necessary registrations and approvals required in the Territory; and

L. promptly notify Aruba of any known or suspected infringement or misappropriation of Aruba's proprietary rights.

3.4 TECHNICAL SUPPORT. If Reseller resells Aruba Support Services to an End User, Aruba shall be responsible for providing such maintenance and support directly to such End User.

4.     CONFIDENTIALTY
       --------------

Reseller agrees that all code, inventions, algorithms, know-how, ideas, and all business, technical and financial information it obtains from Aruba are the confidential property of Aruba and its suppliers ("Confidential Information"). Except as expressly and unambiguously allowed herein, Reseller will hold in confidence and not use or disclose any Confidential Information. Reseller's nondisclosure obligation will not apply to information it can document is generally available to the public (other than through breach of this Agreement). Because of the unique and proprietary nature of the Confidential Information, it is understood and agreed that Aruba's remedies at law for a breach by Reseller of its obligations under this Section 4 will be inadequate and that Aruba will be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance) in addition to any other remedies. Upon the expiration or termination of this Agreement, Reseller shall promptly return to Aruba all Confidential Information in tangible form and shall promptly confirm in writing that it has done so. Reseller shall have written agreements with its own employees and agents to whom Confidential Information shall be made available, and such written agreements shall have terms at least as restrictive as those contained herein.

5.     PURCHASE  OF  PRODUCT  BY  RESELLER:  PRICING  AND  PAYMENTS
       ------------------------------------------------------------

5.1 PURCHASE ORDERS. From time to time during the Term, Reseller shall submit to Aruba written or electronic Purchase Orders. Purchase Orders may also be placed by fax. Each Purchase Order shall indicate at a minimum: Aruba Model Number, quantity, unit and/or extended price in U.S. Dollars as set forth in the Aruba Price List, payment arrangements, and requested ship date and shipment method including carrier, delivery schedule and destination. Aruba will acknowledge receipt of each Purchase Order in writing or electronically within five (5) US business days of receipt and shall either accept or reject such Purchase Order. If Aruba rejects a Purchase Order, the Parties may negotiate in good faith regarding possible changes in such Purchase Order which would make such Purchase Order mutually acceptable. If Aruba fails to accept or reject a Purchase Order within ten (10) US business days of receipt, such Purchase Order shall be deemed accepted. The receipt or deposit by Aruba of a pre-payment shall not constitute acceptance of a Purchase Order. Any pre-payment received from Reseller shall be returned if the order is not accepted by Aruba. Partial shipment of an order shall not constitute acceptance of the entire order absent written acceptance of the entire order. In the event of any conflict or inconsistency between the terms of this Agreement and any Purchase Order, the terms of this Agreement shall control and prevail.

5.2 PRICING. For products acquired under this Agreement, Reseller shall pay to Aruba the then-current U.S. list price as set forth in the Aruba Worldwide Price List minus the discounts set forth in Exhibit A ("Reseller Terms of Sale"). Such prices do not include any additional charges for shipment, insurance, taxes, withholdings, duties, handling, drayage, and similar costs, which shall be paid by Reseller; Reseller shall reimburse Aruba for any such charges paid by Aruba within thirty (30) days of invoice therefore. Reseller is free to set its own prices without consultation with Aruba.

5.3 PRICE CHANGES. The prices of Products shall be subject to change from time to time. Aruba will provide Reseller with forty-five (45) days' written notice prior to the effective date of any price increases. Price changes will apply to corresponding Products that are ordered by Reseller on or after the effective date of the list price change. Prices for Products may be decreased without notice.

5.4 CHANGES IN PRODUCTS. Aruba may change the features of, or discontinue the manufacture, license or sale of any Products provided hereunder. Aruba shall take commercially reasonable actions in advance of any such changes to notify Reseller, but the Reseller understands and agrees that Aruba cannot and does not make any warranty in regards to advance notice of any such changes in Products.

5.5 CHANGE ORDER. Reseller shall have the right to defer Product shipment for no more than thirty (30) days from the scheduled shipping date, provided written notice is received by Aruba at least ten (10) days prior to the originally scheduled shipping date. Canceled orders, rescheduled deliveries or Product configuration changes made by Reseller within ten (10) days of the original shipping date will be subject to (a) acceptance by Aruba, and (b) a charge of twenty five percent (25%) of the total invoice amount. Aruba reserves the right to reschedule delivery in cases of configuration changes made within ten (10) days of scheduled shipment.

5.6     PAYMENT  TERMS.  Payment  terms  are  net  thirty (30) days from date of invoice, unless Aruba at any time determines that Reseller's credit is not satisfactory, in which case payment terms shall be C.O.D. All payments shall be made in the U.S. in U.S. dollars. If the Products are delivered in installments, Reseller shall pay for each installment as provided above. Each shipment shall be treated as a separate transaction, but in the event of any failure of Reseller to make payment within fifteen (15) days as provided above, Aruba may decline to make further shipments without in any way affecting its rights hereunder. Aruba reserves the right at any time and from time to time, at its sole option to require Reseller to, within five (5) days after receiving notice of Aruba's acceptance of an order, establish a confirmed irrevocable letter of credit ("ILC") in favor of Aruba issued by a United States bank acceptable to Aruba (the "Bank"), payable in U.S. Dollars, in an amount equal to the total estimated C.I.F. to _________________ [FILL IN BLANK WITH DESTINATION DESIGNATED BY RESELLER] price of the Products ordered under such order. To the extent that estimated freight and insurance costs increase from time to time, Reseller shall increase the amount of the ILC within five (5) days after receiving notice of such increase from Aruba or prior to shipments of those Products, whichever occurs first. The ILC shall be in a form satisfactory to Aruba and shall provide that Aruba may draw upon it in full upon presentation to the Bank of two (2) copies of a certificate of Aruba that it has shipped such Products to Reseller. Reseller shall may interest on all amounts not paid when due at the rate of 1.5% per month or the highest rate permitted by law, whichever is lower.

5.7 DELIVERY, FREIGHT CHARGES, RISK OF LOSS. Aruba shall notify Reseller in writing of shipment dates for the Products with 5 days of Reseller's Purchase Order. Aruba shall use reasonable efforts to ship Product within 60 days of its acceptance of the Purchase Order, and deliver to Reseller those Products ordered pursuant to an accepted Purchase Order, F.O.B. Aruba 's factory located at 180 Great Oaks Blvd., San Jose, CA 95119. Unless otherwise specified on the Purchase Order, delivery shall be made to Reseller's address specified on the first page of this Agreement. Reseller shall be responsible for all freight handling and insurance charges from the F.O.B. point, which Aruba may require Reseller to pay in advance, as well as all custom duties and import and export fees. In the absence of specific instructions from Reseller, Aruba shall select the carrier and arrange for in-transit insurance. All transportation and insurance charges relating to Product shipment shall be paid by Reseller to Aruba as invoiced under the terms of this Agreement. Except as provided herein, title and risk of loss with respect to such Products passes to Reseller upon delivery of the Product to the carrier or freight forwarder at Aruba's dock, manufacturing plant, warehouse or other distribution site. Title to Software shall at all times remain solely with Aruba. Aruba hereby reserves, and Reseller hereby grants to Aruba, a purchase money security interest in each Product sold under this Agreement.

5.8 AUDITS. Aruba or its agents may, with fifteen (15) days notice, audit Reseller's records and inspect Reseller's facilities to verify compliance with the provisions of this Agreement. If an audit indicates an underpayment of five percent (5%) or more of any amounts due hereunder or other non-monetary noncompliance, Reseller will promptly reimburse Aruba for the reasonable cost of the audit. Such rights will remain in effect through a period ending one year from the termination of this Agreement.

6.     TAXES
       -----

The amounts payable to Aruba under this Agreement and as set forth in the Price List do not include any taxes, levies, or similar governmental charges, however designated, any related penalties and including` those now in force or enacted in the future ("Taxes"). Reseller shall bear and be responsible for the payment of all taxes in the Territory associated with the purchase or license of any Product or Documentation, duties or other amounts, however designated, including value added and withholding taxes which are levied or based upon such charges, or upon this Agreement. Reseller will pay, or reimburse Aruba for the payment of, all Taxes except: (a) taxes on the net income or net worth of Aruba , (b) franchise taxes assessed on Aruba , and (c) taxes for which Reseller has provided to Aruba prior to shipment a certificate of exemption acceptable to both Aruba and the appropriate taxing authority.

7.     WARRANTY
       --------

7.1 WARRANTY. Aruba warrants to Reseller only that the Hardware portion of Products will be free from material defects for a period of twelve (12) months from the date of shipment to Reseller. For the Software portion of Products, Aruba provides only the warranty set forth in its then current shrink-wrap End User License Agreement included with such Software. Reseller will handle and be responsible for all warranty returns from its direct and indirect customers. All Products must be returned to Aruba in accordance with Aruba's then-current Return Material Authorization (RMA) procedure. Products obtained from Aruba that do not comply with the warranty and are returned (by Reseller only) to Aruba during the warranty period (as shown by appropriate documentation) will be repaired or replaced at Aruba 's option, provided Reseller bears the cost of freight, insurance, duties and import and export fees to the point of repair or return. If the returns Products are covered by the above warranty, Aruba will bear the cost of freight, insurance, duties and import and export fees for return of goods to Reseller. If Aruba cannot, or determines that it is not practical to, repair or replace the returned Product, the price therefore paid by Reseller will be refunded or, at the Aruba 's discretion, credited against other Reseller obligations or toward future purchases. The above warranty does not extend to any Product that is modified or altered, is not maintained to Aruba's maintenance recommendations, is operated in a manner other than that specified by Aruba, has its serial number removed or altered or is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment). Reseller's sole remedy with respect to any warranty or defect is as stated above. Reseller is fully responsible for satisfaction of its customers and will be responsible for all claims, damages, settlements, expenses and attorneys' fees incurred by Aruba with respect to Reseller 's customers or their claims beyond Aruba 's above warranty obligation to Reseller.

7.2 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 7 ("WARRANTY AND TECHNICAL"), ALL PRODUCTS AND SERVICES ARE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTY WHATSOEVER, AND ARUBA AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED, AND STATUTORY INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND FITNESS FOR A PARTICULAR PURPOSE. ARUBA ALSO MAKES NO WARRANTY REGARDING NONINTERRUPTION OF USE OR FREEDOM FROM BUGS.

8.     MARKETING  AND  TRAINING
       ------------------------

8.1 MARKETING AND SALES TRAINING. Aruba will use reasonable commercial effort to keep Reseller informed of marketing product and technical information in sufficient and accurate detail to enable Reseller to properly promote the Products. Aruba will, in its discretion, convey to Reseller information on sales prospects and inquiries that Aruba has with respect to the Territory. Product collateral will be provided at published prices. In order to assist Reseller in its marketing and resale efforts with respect to the Products, Aruba agrees to provide to Reseller marketing and sales training to familiarize Reseller with the Products at Reseller's headquarters, the date, locations and fees for these training sessions will be agreed to by the Parties. Reseller and Aruba shall each bear their own transportation and living expenses for each training session.

8.2 TECHNICAL TRAINING. In order to assist Reseller in its marketing and resale efforts with respect to the Products, subject to the payment of the applicable training fees, Aruba agrees to use reasonable efforts to provide to Reseller technical training pursuant to the terms of Aruba's then current technical training program.

8.3 PUBLICITY - END USER INSTALLATIONS. Reseller and Aruba agree that promotion of end user projects is in their mutual best interests. Therefore both parties will cooperate in developing promotional material for each project sale made by Reseller, including but not limited to: press releases, white papers, technical papers and journal submissions. Reseller will make best efforts to secure End User approval to use it's name and project details in these public documents and disclosures.
8.4 PRODUCT PUBLICITY. Reseller will use it's resources to promote Products in the Territory. This may include, but is not limited to: press releases concerning products, liason with local trade press, and trade show representation. Each party will have the right to review and approve the content of any press release or collateral prior to its issuance. Reseller will keep Aruba informed of any activities it conducts as defined in this Section.
9.     LIMITATION  OF  LIABILITY
       -------------------------

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY NOR THEIR SUPPLIERS WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) AMOUNTS THAT IN THE AGGREGATE ARE IN EXCESS OF THE AMOUNTS PAID TO ARUBA HEREUNDER DURING THE SIX-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE OR (II) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, OR SERVICES OR (IV) FOR LOSS OR CORRUPTION OF DATA OR INTERRUPTION OF USE. COMPANY SHALL HAVE NO LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL. THIS SECTION DOES NOT LIMIT LIABILITY FOR BODILY INJURY OF A PERSON OR BREACHES OF SECTIONS 3, 4 OR 10.2 OR VIOLATIONS OF INTELLECTUAL PROPERTY RIGHTS.

10.     TRADEMARKS,PROPRIETARY  RIGHTS,  PACKAGING  AND  DOCUMENTATION
        --------------------------------------------------------------

10.1 TRADEMARKS. During the term of this Agreement, solely in connection with Reseller's advertising, promotion and marketing of the Products, and in related brochures and other materials, Aruba hereby grants to Reseller a revocable, non-exclusive, non-transferable license (without the right to grant sublicenses) to use the trademarks, trade names and other marketing names used by Aruba for the Products as set forth in Exhibit H (the "Trademarks"), solely:
(i) on or with the Products, including the packaging, advertising, marketing and other materials associated therewith; and (ii) in full accordance with all guidelines and instructions as may be promulgated from time to time by Aruba. Aruba grants no rights other than as expressly granted hereunder. Reseller acknowledges Aruba's exclusive ownership of such Trademarks. Reseller agrees to maintain the quality of Products sold by Reseller and agrees not to register or attempt to register any Trademark in any jurisdiction. Reseller further acknowledges that all goodwill or any other rights arising from or in connection with any exercise by Reseller of the foregoing license shall at all times remain solely with Aruba .

10.2 INTELLECTUAL PROPERTY. As between the parties, Aruba and/or its suppliers have all right, title and interest in and to the Software portion of the Products and in and to all patents, copyrights, trade secrets, and know-how relating to the Products, all copies and derivative works thereof. Aruba will not delete or in any manner alter the intellectual property rights notices of Aruba and its suppliers and licensors, if any, appearing on the Product(s) or Software as delivered to Reseller. Aruba will not (i) disassemble, decompile or otherwise reverse engineer the Products or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Products, except and only to the extent this clause (i) is expressly prohibited by applicable law, (ii) rent, lease or otherwise provide temporary access to a Product, (iii) take any action contrary to Aruba's shrink-wrap End User License Agreement except as expressly and unambiguously allowed under this Agreement or (iv) copy or modify the Products or (v) allow others to do any of the foregoing.

10.3 REPRODUCTIONS AND ALTERATIONS. Any reproductions of the Trademarks, including logos, symbols and other identifying marks, shall be true reproductions. Reseller will not remove any labels or identifying markings, including without limitation the Trademarks, on the Products or packaging.

10.4 PACKAGING AND NOTICES INTACT. Reseller will deliver to End Users all packaging, Aruba registration cards, disclaimers, proprietary rights notices and End User License Agreements intact.

11.     INDEMNIFICATION8.ZZMPTABHOLDERINDEMNITIES.
        ---------------

Aruba shall defend Reseller and its officers, directors, agents and employees from claims by a third party arising from infringement by the Product of any United States patent issued as of the date of delivery of the applicable Product or any United States copyright, provided Aruba is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; Aruba will not be responsible for any settlement it does not approve in writing. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED. The foregoing obligation of Aruba does not apply with respect to Product or portions or components thereof (i) that are not supplied by Aruba, (ii) that are made in whole or in part in accordance to Reseller specifications, (iii) that are modified after shipment by Aruba, if the alleged infringement relates to such modification, (iv) that are combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where Reseller continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, (vi) where Reseller's use of the Product is incident to an infringement not resulting primarily from the Product or (vii) where Reseller's use is not strictly in accordance with this Agreement and all applicable licenses and documentation; Reseller will indemnify Aruba and its officers, directors, agents, and employees from all damages, settlements, attorneys' fees and expenses related to a claim of infringement or misappropriation excluded from Company's indemnity obligation by this sentence.

12.     GENERAL
        -------

12.1 ASSIGNMENT. Neither this Agreement nor any rights under this Agreement, other than monies due or to become due, shall be assigned or otherwise transferred by Reseller (by operation of law or otherwise) without the prior written consent of Aruba. Aruba shall have the right to assign all or part of this Agreement without Reseller's approval. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

12.2 NOTICES. Any notice, report, approval or consent required or permitted hereunder shall be in writing and in the English language. Any notices required or permitted to be given to either Party hereunder shall be deemed properly given when delivered by confirmed facsimile, certified mail (return receipt requested), hand delivery, or certified overnight delivery such as Federal Express, and directed to such Party at the address appearing in the first paragraph of this Agreement, to the attention of General Counsel. Either Party may change its address for purposes of this Subsection 12.2 ("Notices") upon delivery of notice of such change to the other Party.

12.3 SEVERABILITY AND HEADINGS. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute, rule or law, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement, and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Headings used in this Agreement are provided for convenience only, and shall not in any way affect the meaning or interpretation hereof.

12.4 WAIVER. No waiver of any right by either Party under this Agreement shall be of any effect unless such waiver is express, in writing and signed by the waiving Party. Any purported waiver not consistent with the foregoing shall be void.

12.5 FORCE MAJEURE. Each Party's failure to perform its obligations hereunder, except for the obligation to pay money for services rendered, shall be excused to the extent and for the period such performance is prevented by fire, flood, earthquake, acts of God, explosion, casualty of war, labor dispute, inability to obtain delivery of parts, failure of supplies of electrical power, violence, any governmental law, order, regulation or ordinance, or any other act or condition beyond the reasonable control of such Party. In such case, the Party so affected shall (a) give prompt, written notice to the other Party, (b) use its reasonable commercial efforts to correct promptly such failure or delay in performance, and (c) shall resume performance promptly once the foregoing condition has abated.

12.6 RELATIONSHIP OF THE PARTIES. The Parties understand and agree that their relationship hereunder is one of contract, and that they are not and shall not be construed as partners, joint ventures, or agent and principal. In no event shall either Party be authorized to act for or on behalf of the other Party.

12.7 SURVIVAL. In the event of the expiration or termination of this Agreement, the provisions of Section 1 ("Definitions"), Subsection 2.4 ("Effect of Termination"), Section 4 ("Confidentiality"), Subsection 5.6 ("Payment Terms"), Subsection 7.2 ("Warranty Disclaimer"); Section 9 ("Limitation of Liability"); Section 10.2 ("Intellectual Property"); Section 11 ("Indemnification"), and Section 12 ("General") shall survive and shall continue to bind the Parties.

12.8 EXPORT CONTROL. All Products and technical data delivered under this Agreement are subject to U.S. export and foreign import control laws, including the U.S. Bureau of Export Administration regulations, or foreign agency or authority, as amended and Reseller hereby agrees to comply strictly with all such laws and regulations. Reseller agrees not to knowingly export or allow the export or re-export of any Product without all required licenses and approvals. Aruba shall provide reasonable assistance to Reseller to obtain the necessary permits to export the Product and/or Software

12.9 CHOICE OF LAW, JURISDICTION. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. All disputes arising under this Agreement shall be brought exclusively in Superior Court of the State of California in Santa Clara County or the U.S. District Court for the Northern District of California in San Francisco, California, as permitted by law. Reseller consents to the personal jurisdiction of the above courts.

12.10 AMENDMENT. This Agreement may be amended only in writing, signed by both Parties. Any purported oral modification hereof shall be void.


12.11 ENTIRE AGREEMENT. This Agreement, including all exhibits, is the entire agreement between the Parties with respect to this subject matter, and supersedes all prior and contemporaneous discussions, communications and agreements, written or oral, with respect thereto. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of Aruba and Reseller.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ARUBA  WIRELESS  NETWORKS,  INC.

By:          By:

Name:          Name:

Title:          Title:

Date:          Date:

                                    EXHIBIT A

                                 ARUBA PRODUCTS

I  TERRITORY
------------

North  America  Only

II  PRODUCTS  AND  PRICING:  SPECIAL  TERMS
-------------------------------------------

Price  List  as  set  forth  in  current  Aruba  Wireless  Networks  Price List.

Discount  Levels  as  follows:

                      CATEGORY     DESCRIPTION     DISCOUNT
                      --------     -----------     --------
                            A     Bundles (Hardware and SW Applications)     30%
                            -     --------------------------------------     ---
                          B     Base Bundles (AirOS & MUX Software Only)     25%
                          -     ----------------------------------------     ---
                                C     Individual Cards & Spares Hardware     20%
                                -     ----------------------------------     ---
                                             D     Software Applications     30%
                                             -     ---------------------     ---
                                                            E     Various     0%
                                                            -     -------     --



III  MINIMUM  PURCHASE  REQUIREMENTS
------------------------------------

The Parties shall mutually determine quarterly minimum purchase requirements within three (3) months of the Effective Date.